Exhibit 23.1

12 Greenway Plaza, Suite 1202
Houston, Texas 77046-1289

Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

CONSENT OF UHY LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Amendment No. 5 of Form 10 (no. 0-52281) of Energy XXI (Bermuda) Limited of our report dated October 17, 2006 relating to the consolidated financial statements of Energy XXI (Bermuda) Limited as of June 30, 2006 and for the period from inception (July 25, 2005) through June 30, 2006.

/s/ UHY LLP
Houston, Texas
March 12, 2007

An Independent Member of Urbach Hacker Young International Limited